Exhibit 99.1

FiberGate Holdings, Inc. and Subsidiary

Consolidated Financial Statements

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Fibergate Holdings, Inc.

Alexandria, Virginia

We have audited the consolidated balance sheets of Fibergate Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fibergate Holdings, Inc. and Subsidiary of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Winchester, Virginia

March 27, 2012

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$3,179,818	$4,596,923	$2,044,155
Accounts receivable	1,422,640	1,046,914	2,058,565
Deposits	148,750	176,894	181,843
Prepaid income taxes	199,272	1,738,662	457,261
Prepaid expenses	175,020	305,822	196,481
Deferred income taxes	457,166	699,372	652,776

Total current assets	5,582,666	8,564,587	5,591,081
Property and equipment	35,063,564	33,002,706	27,928,359
Accumulated depreciation	(13,313,554)	(11,801,519)	(9,481,283)

Property and equipment, net	21,750,010	21,201,187	18,447,076

Total Assets	$27,332,676	$29,765,774	$24,038,157

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$428,717	$158,076	$303,518
Accrued expenses	233,894	589,644	326,904
Deferred lease income	372,298	378,152	274,247
Other current liabilities	268,294	294,742	71,135
Deferred installation revenue, current portion	1,626,850	1,694,063	1,502,980
Notes payable, current portion	—	1,305,061	2,003,627

Total current liabilities	2,930,053	4,419,738	4,482,411
Deferred installation revenue, less current portion	2,108,765	1,992,574	2,700,662
Deferred income taxes	3,052,302	3,444,835	615,348
Notes payable, less current portion	—	3,071,902	2,623,738

Total liabilities	8,090,120	12,929,049	10,422,159

Stockholders’ Equity
Common stock	181,623	181,623	184,783
Additional paid-in capital	1,281,765	1,214,131	1,149,725
Retained earnings	17,779,168	15,440,971	12,281,490

	19,242,556	16,836,725	13,615,998

Total Liabilities and Stockholders’ Equity	$27,332,676	$29,765,774	$24,038,157

The accompanying notes are an integral part of these consolidated financial statements.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010
	(Unaudited)		(Audited)
Revenue
Lease revenue	$6,647,755	$5,818,052	$12,158,440	$10,627,382
Installation revenue	1,016,226	843,860	1,904,858	1,781,877
Other revenue	35,009	168,534	89,550	38,400

Total revenue	7,698,990	6,830,446	14,152,848	12,447,659

Direct Costs
Direct labor	312,913	306,512	616,083	593,855
Lease maintenance costs	248,784	174,932	431,716	386,355
Lease costs—subcontracted leases	195,519	113,402	256,849	401,650
Access fees	123,360	123,361	246,721	244,006
Other	16,680	51,619	81,995	91,104

Total direct costs	897,256	769,826	1,633,364	1,716,970

Gross profit	6,801,734	6,060,620	12,519,484	10,730,689
Depreciation	1,512,035	1,083,115	2,325,840	1,948,163
Selling, General and Administrative Expenses	1,334,865	1,049,451	2,118,375	1,996,539

Income from operations	3,954,834	3,928,054	8,075,269	6,785,987

Other Income (Expense)
Interest income	8,587	10,227	18,489	14,725
Interest expense	(49,364)	(75,927)	(146,659)	(57,480)
Other expense, net	(17,062)	—	—	—

Total other expense	(57,839)	(65,700)	(128,170)	(42,755)

Income before income tax expense	3,896,995	3,862,354	7,947,099	6,743,232
Income Tax Expense	1,558,798	1,549,000	3,262,099	2,672,130

Net income	$2,338,197	$2,313,354	$4,685,000	$4,071,102

The accompanying notes are an integral part of these consolidated financial statements.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Capital in Excess of Par	Retained Earnings	Total
	Shares	Amount
Balance, December 31, 2009	18,230,000	$182,300	$1,061,973	$9,210,945	$10,455,218
Net income	—	—	—	4,071,102	4,071,102
Stock compensation expense	—	—	35,344	—	35,344
Stock issued upon exercise of options	288,333	2,883	52,408	—	55,291
Repurchase of stock	(40,000)	(400)	—	(74,640)	(75,040)
Dividends paid	—	—	—	(925,917)	(925,917)

Balance, December 31, 2010	18,478,333	184,783	1,149,725	12,281,490	13,615,998

Net income	—	—	—	4,685,000	4,685,000
Stock compensation expense	—	—	60,256	—	60,256
Stock issued upon exercise of options	20,000	200	4,150	—	4,350
Repurchase of stock	(336,039)	(3,360)	—	(799,827)	(803,187)
Dividends paid	—	—	—	(725,692)	(725,692)

Balance, December 31, 2011	18,162,294	181,623	1,214,131	15,440,971	16,836,725

	(unaudited)
Net income	—	—	—	2,338,197	2,338,197
Stock compensation expense	—	—	67,634	—	67,634

Balance, June 30, 2012	18,162,294	$181,623	$1,281,765	$17,779,168	$19,242,556

The accompanying notes are an integral part of these consolidated financial statements.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010
	(Unaudited)		(Audited)
Revenue
Cash Flows from Operating Activities
Net income	$2,338,197	$2,313,354	$4,685,000	$4,071,102
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation	1,512,035	1,083,115	2,325,840	1,948,163
Deferred taxes	(150,327)	(369,977)	2,782,891	1,108,849
Stock compensation expense	67,634	30,128	60,256	35,344
Changes in assets and liabilities
Accounts receivable	(375,727)	824,422	1,011,651	(562,647)
Deposits	28,144	35,949	4,949	(46,144)
Prepaid income taxes	1,539,390	457,261	(1,281,401)	(323,684)
Prepaid expenses	130,802	(182,649)	(109,341)	(4,116)
Accounts payable	270,640	289,615	(145,442)	162,090
Accrued expenses	(355,090)	385,270	262,740	(21,287)
Deferred lease income	(5,854)	(92,706)	103,905	130,868
Deferred installation revenue	47,980	(242,515)	(517,005)	(1,107,817)
Other current liabilities	(27,108)	(64,584)	223,607	(14,556)

Net cash provided by operating activities	5,020,716	4,466,683	9,407,650	5,376,165
Cash Flows from Investing Activities
Purchases of property and equipment	(2,060,858)	(3,236,795)	(5,079,951)	(7,951,321)
Cash Flows from Financing Activities
Payments on notes payable	(4,376,963)	(65,680)	(1,059,898)	(1,399,394)
Proceeds from notes payable	—	809,496	809,496	4,698,936
Repurchase of common stock	—	—	(803,187)	(75,040)
Dividends paid	—	—	(725,692)	(925,917)
Proceeds from stock options exercised	—	—	4,350	55,291

Net cash (used in)/provided by financing activities	(4,376,963)	743,816	(1,774,931)	2,353,876

Net (decrease)/increase in cash	(1,417,105)	1,973,704	2,552,768	(221,280)
Cash
Beginning of year	4,596,923	2,044,155	2,044,155	2,265,435

End of year	$3,179,818	$4,017,859	$4,596,923	$2,044,155

The accompanying notes are an integral part of these consolidated financial statements.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Fibergate Holdings, Inc. is a privately held, “C” corporation, which was incorporated in the Commonwealth of Virginia in June 2006. It previously operated as FiberGate, Inc. which was incorporated in May 1995 and is now a wholly-owned subsidiary of Fibergate Holdings, Inc. The Company leases dark (unlit) fiber optic cable lines for dedicated, high-speed data communications to customers throughout the metropolitan Washington, D.C./Baltimore, Maryland area. The Company currently owns and maintains approximately 650 miles of fiber optic lines representing approximately 130,000 fiber miles in D.C., Maryland and Virginia.

The majority of the Company’s customers are agencies of the federal government (approximately 60%), with the remainder evenly divided between enterprises and communications carriers.

A summary of the Company’s significant accounting policies follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary after elimination of all significant intercompany accounts and transactions.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting, with revenue being recognized when earned and expenses being recognized when the obligation is incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The majority of the revenue is for the lease and maintenance of dedicated fiber lines which are leased on a monthly basis over contractual terms of generally three to five years and are recognized in the month in which it is earned. Nearly all customers renew their leases annually after the initial contract term. Customers are also often charged a one-time, up-front fee for the installation of fiber lines to be leased to them over the contract term. Such charges vary depending on the cost and magnitude of the installation.

•

Installation revenue – Revenue for installations is generally deferred when billed and is then recognized over a five-year period beginning with the commencement of the lease. The five-year period approximates the standard lease term. Smaller amounts billed to customers for connection charges or line relocation charges are recognized immediately as current period revenue.

•

Lease revenue – Revenue for leases is recognized in the month in which it is earned. Leases billed in advance (e.g., annual contracts) are recorded as deferred lease income and subsequently recognized on a monthly basis as earned.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash Equivalents

The Company considers all highly-liquid instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Trade receivables are stated at original contract amount less an estimate for doubtful receivables based on a review of outstanding amounts at the end of the year. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables. There was no reserve for doubtful accounts recorded by management as of December 31, 2011 and 2010. There was no bad debt expense for the years ended December 31, 2011 and 2010.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over useful lives of three to ten years, as follows:

Description	Useful Life
Furniture and fixtures	5 years
Vehicles	5 years
Machinery and equipment	5 years
Computers and software	3 years
Fiber network	10 years
Leasehold improvements	Lease term

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments approximate their fair value.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed.

NOTE 2. CASH BALANCES

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. PROPERTY AND EQUIPMENT

The components of property and equipment as of December 31, 2011 and 2010 are as follows:

	2011	2010
Furniture and fixtures	$7,604	$5,603
Vehicles	207,765	207,765
Machinery and equipment	144,047	136,771
Computers and software	29,731	20,435
Fiber network	30,858,995	23,078,867
Leasehold improvements	6,295	—
Construction in progress	1,748,269	4,478,918

Total property, plant and equipment	33,002,706	27,928,359
Accumulated depreciation	(11,801,519)	(9,481,283)

Net property and equipment	$21,201,187	$18,447,076

Depreciation expense for the years ended December 31, 2011 and 2010 was $2,325,840 and $1,948,163, respectively. Construction in progress is not depreciated until the asset is placed in service.

NOTE 4. NOTES PAYABLE

Notes payable consist of the following as of December 31, 2011 and 2010:

	2011	2010
$4.0 million Term Note agreement with TD Bank signed July 30, 2010 for expansion to Baltimore, MD. The annual interest rate is 3.25% above the monthly LIBOR rate (3.46% at December 31, 2011). Principal payments began May 31, 2011 and are based on a 60-month amortization schedule. Additional principal payments up to $596,000, based on “excess” cash flow, are due on a semi-annual basis.	$3,466,667	$3,474,878
Note payable to vendor for the purchase and installation of fiber conduit. Original note amount per contract in March 2011 was $482,436, with the balance payable in 36 equal monthly installments of $13,401. The note carries 0% stated interest.	375,228	—
Note payable to vendor for the purchase and installation of fiber conduit. Original note amount per contract in March 2011 was $327,060, with the balance payable in 36 equal monthly installments of $9,085. The note carries 0% stated interest.	254,380	—
Note payable to vendor for the purchase and installation of fiber conduit. Original note amount per contract in January 2010 was $612,058, with the balance payable in 36 equal monthly installments of $17,001. The note carries 0% stated interest.	221,021	425,040
Note payable to vendor for the purchase and installation of fiber conduit. Original note amount per contract in March 2009 was $163,800, with the balance payable in 36 equal monthly installments of $4,550. The note carries 0% stated interest.	13,650	68,250
Note payable to vendor for the purchase and installation of fiber conduit. Original note amount per contract in October 2008 was $282,607, with the balance payable in 36 equal monthly installments of $7,850. The note was paid in full in 2011.	—	94,202
Note payable with a shareholder and director of the Company. Note originated in September 2010 in the amount of $612,000, bearing interest at a rate of 6.25% per year. The note was paid in full December 2011.	—	501,087
Auto loan, 1.9% interest, payments of $689 for 60 months commencing August 2009.	20,366	28,639
Auto loan, non-interest bearing, payments of $802 for 60 months commencing September 2009.	25,651	35,269

	$4,376,963	$4,627,365
Less: current portion	(1,305,061)	(2,003,627)

	$3,071,902	$2,623,738

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Aggregate maturities of notes payable are as follows:

Year ending December 31,	Amount
2012	$1,305,061
2013	1,104,539
2014	900,707
2015	800,004
2016	266,652

$4,376,963

The Company made cash payments for interest expense of $146,659 and $57,480 for the years ended December 31, 2011 and 2010.

NOTE 5. DEFERRED INSTALLATION REVENUE

Revenue for installations is generally deferred when billed and is then recognized over a five-year period, beginning with the commencement of the lease term. Smaller amounts billed to customers for connection charges or line relocation charges are recognized immediately as current period revenue.

The following is a breakdown of the billings for these services, the amounts deferred and the revenue recognized during 2011 and 2010.

Amounts billed to customers for such costs during 2011 and 2010 were as follows:

	2011	2010
Installation billings deferred	$1,083,772	$606,860
Billings recognized as revenue in current period	304,081	139,200

Total billings for installations and connections	$1,387,853	$746,060

Deferred installation revenue activity for 2011 and 2010 was as follows:

	2011	2010
Beginning balance as of January 1	$4,203,642	$5,311,459

Installation billings deferred	1,083,772	606,860
Installation cancellation	—	(72,000)
Deferred revenue recognized	(1,600,777)	(1,642,677)
Net activity for the period	(517,005)	(1,107,817)

Ending balance as of December 31	$3,686,637	$4,203,642

Installation revenue earned as reported for 2011 and 2010 was as follows:

	2011	2010
Deferred revenue recognized	$1,600,777	$1,642,677
Billings recognized as revenue in current period	304,081	139,200

Total installation revenue earned	$1,904,858	$1,781,877

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. INCOME TAX MATTERS

Net deferred tax assets (liabilities) consist of the following components as of December 31, 2011 and 2010:

	2011	2010
Deferred tax assets:
Deferred revenue	$1,511,521	$1,723,493
Accruals for expenses	4,807	36,554

	1,516,328	1,760,047

Deferred tax liabilities:
Property and equipment	(4,261,791)	(1,722,619)

	$(2,745,463)	$37,428)

The deferred tax amounts mentioned above have been classified on the accompanying balance sheets as of December 31, 2011 and 2010 as follows:

	2011	2010
Current assets	$699,372	$652,776
Non-current liabilities	(3,444,835)	(615,348)

	$(2,745,463)	$37,428

The provision for income taxes charged to operations for the years ended December 31, 2011 and 2010, consists of the following:

	2011	2010
Current tax expense	$479,208	$1,563,281
Deferred tax expense	2,782,891	1,108,849

	$3,262,099	$2,672,130

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income the years ended December 31, 2011 and 2010, due to the following:

	2011	2010
Computed “expected” tax expense	$2,781,485	$2,360,131
Increase (decrease) in income taxes resulting from:
Nondeductible expenses	64,564	42,607
State income taxes, net of federal tax benefit	496,772	464,677
Tax credits and other	(80,722)	(195,285)

	$3,262,099	$2,672,130

The Company made cash payments of approximately $1,750,000 and $1,867,000 for income taxes during the years ended December 31, 2011 and 2010, respectively.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2008.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. 401(k) PLAN

The Company maintains a Defined Contribution 401(k) Profit Sharing Plan (the “401(k) Plan”) for all full-time employees who have worked with the Company for a minimum of six months. Participants make voluntary contributions to the 401(k) Plan up to the maximum amount allowable by law. The Company matches an employee’s contribution up to a maximum of five percent of base salary. All employer contributions are vested immediately with the participant. The Company contributed $62,501 and $59,819 for the years ended December 31, 2011 and 2010, respectively.

NOTE 8. STOCK-BASED COMPENSATION

The Company maintains a stock option plan (Fibergate Holdings, Inc. Amended and Restated Stock Option Plan “the Plan”) under which shares of common stock of the Company are reserved for grants to employees, directors or affiliates of the Company. Under the Plan, the Company has granted incentive stock options to key individuals in accordance with Section 422 of the IRS Code. The exercise price per share of each option equals the fair market value, as determined, of the Company’s common stock on the date of the grant. Options vest ratably over a period of three years and are exercisable over a ten-year period, except in the case of individuals who own greater than ten percent of the Company, in which case options are exercisable over a five-year period. In the event a change in control of the Company, as defined, all options become fully vested and immediately exercisable.

The compensation cost that has been charged against income for the Plan was $60,256 and $35,344 for the years ended December 31, 2011 and 2010, respectively.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table. The Company uses historical volatility data for expected volatility and estimates the expected term of its stock options based on the historical life of the Company’s options. The expected term represents an estimated of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of the grant.

	2011	2010
Expected annual dividend yield	1.7%	2.4%
Expected volatility	36.5%	36.4%
Risk-free rate of return	2.8%	2.4%
Expected option term (years)	8.0	8.0

A summary of option activity under the Plan as of and for the years ended December 31, 2011 and 2010 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term	Aggregate Intrinsic Value
Outstanding as of January 1, 2010	1,110,000	$0.35	2.92	$1,187,150

Granted	100,000	2.10
Exercised	(288,333)	0.19

Outstanding as of December 31, 2010	921,667	0.59	4.61	$1,185,289

Granted	125,000	2.39
Exercised	(20,000)	0.22

Outstanding as of December 31, 2011	1,026,667	$0.82	5.23	$1,615,575

Vested as of December 31, 2011	801,667	$0.45	4.24	$1,555,742

Exercisable as of December 31, 2011	801,667	$0.45	4.24	$1,555,742

The weighted average grant-date fair value of options granted during the years ended December 31, 2011 and 2010 was $0.88 and $0.72, respectively. The total intrinsic value of options exercised during the years ended December 31, 2011 and 2010 was $43,450 and $602,968, respectively.

FIBERGATE HOLDINGS, INC. & SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2011, there was $121,419 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0 years.

NOTE 9. COMMITMENTS

The Company leases its main headquarters office space at a rate of $1,600 per month and had a one-year lease agreement, which expired in 2010. Effective January 1, 2011, the Company entered into a two-year lease for the premises at the same rate with an option for an additional two years.

The Company also entered into a lease in December 2010 for additional office space next to its existing premises for $1,500 per month for two years with an option for an additional two years at $1,600 per month.

In addition, the Company leases certain facilities for fiber connection locations (cabinet or cage space) also known as co-location facilities through which portions of the Company’s fiber optic cable network pass. The co-location or connection facilities are operating lease arrangements of generally one to five years.

The Company also leases small storage facilities under month-to-month rental arrangements.

Future minimum lease payments required under these operating leases for subsequent years are as follows:

Years ending December 31,	Amount
2012	$70,416
2013	29,528
2014	27,528
2015	26,125
2016	19,107
Thereafter	73,244

Rent expense for the years ended December 31, 2011 and 2010 was approximately $104,000 and $80,000, respectively.

NOTE 10. SUBSEQUENT EVENTS

On June 4, 2012, the Company entered into an Agreement and Plan of Merger with Zayo Group, LLC. On August 31, 2012, the closing of the transaction contemplated by the Agreement occurred, pursuant to which Zayo Group, LLC acquired 100% of the outstanding equity interest in the Company for a purchase price of $117,000,000, subject to certain post-closing adjustment. The acquisition was funded with cash on hand.